UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

SPECTRA ENERGY CORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-627-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 15, 2016, Spectra Energy Corp (the “Company”) held a special meeting of the Company’s stockholders (the “Special Meeting”) to consider and vote upon:

(1)	a proposal to adopt the Agreement and Plan of Merger (as may be amended, the “Merger Agreement”), by and among the Company, Enbridge Inc., a Canadian corporation (“Enbridge”) and Sand Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Enbridge (“Merger Sub”) (the “Merger Proposal”); and

(2)	a proposal to approve on an advisory (non-binding) basis, certain specified compensation that will or may be paid by the Company to its named executive officers that is based on or otherwise relates to the merger (the “Advisory Compensation Proposal”).

At the Special Meeting, 524,783,990 shares of the Company’s common stock, representing approximately 75% of the total number of shares of the Company’s common stock entitled to vote, were represented by person or by proxy, which constituted a quorum.

The final voting results for each item voted upon are set forth below.

Proposal One – Merger Proposal. The Merger Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
512,304,704	8,997,912	3,481,374

Proposal Two – Advisory Compensation Proposal. The Advisory Compensation Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
487,287,813	29,916,029	7,580,148

Item 8.01.	Other Events.

On December 15, 2016, the Company issued a press release announcing the results of its stockholders’ vote at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated December 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2016	SPECTRA ENERGY CORP
(Registrant)

/s/ Annachiara Jones
Annachiara Jones
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated December 15, 2016.